Exhibit 3.1

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VAPOR CORP.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 2016, AT 3:17 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. 5455438 8100 Authentication: 202777547 SR# 20165232297 Date: 08-04-16 You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VAPOR CORP. Vapor Corp. (the “Company), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows: 1. Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company. 2. Section 4 of the Certificate of Incorporation is amended to read as follows: “4. The total number of shares of stock which the Corporation is authorized to issue is 750,001,000,000. 750,000,000,000 shares shall be common stock, par value $0.0001 per share (‘‘Common Stock”), and 1,000,000 shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Except as otherwise provided in this Certificate of Incorporation, authority is hereby vested in the Board of Directors of the Corporation from time to time to provide for the issuance of shares of one or more series of Preferred Stock and in connection therewith to fix by resolution or resolutions providing for the issue of any such series, the number of shares to be included therein, the voting powers thereof, and such of the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of each such series, including, without limitation, dividend rights, voting rights, rights of redemption, or conversion into Common Stock rights, and liquidation preferences, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law and any other provisions of the Corporation’s Certificate of Incorporation, as amended. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issuance of shares of that class or series.” 3. This Certificate of Amendment to the Certificate of Incorporation was duly adopted and approved by the stockholders of this Company on the 4th day of August, 2016 in accordance with Section 242 of the Delaware General Corporation Law. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of the 4th day of August, 2016. By: /s/ Jeffrey Holman Jeffrey Holman, Chief Executive Officer State of Delaware Secretary of State Division of Corporations Delivered 03:17 PM 08/04/2016 FILED 03:17 PM 08/04/2016 SR 20165232297 - File Number 5455438 LEGAL\27636304\1